Exhibit 10HHH

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Amendment”) is made and entered into as of the 16thday of October, 2009 by and between AIMCO COVINGTON POINTE, L.P., a Delaware limited partnership (“Seller”), and KENNEDY WILSON AUSTIN, INC., a Texas corporation (“Purchaser”).

WI T N E S S E T H:

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Contract dated September 8, 2009 (the “Contract”) pertaining to the purchase and sale of that certain real property located in Dallas County, Texas more particularly described on Exhibit A attached thereto and commonly known as the Covington Pointe Apartments (the “Property”), as amended by that certain First Amendment to Purchase and Sale Contract dated as of October 8, 2009, and by that certaing Second Amendment to Purchase and Sale Contract dated of October 14, 2009;

WHEREAS, Seller has agreed to provide Purchaser a credit against the Purchase Price in connection with certain repairs at the Property;

WHEREAS, Purchaser has agreed to waive the remainder of the Feasibility Period; and

WHEREAS, the parties intend to modify the Contract to reflect the foregoing, as more particularly set forth hereinafter.

AM E N D M E N T

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Sellers and Purchaser hereby agree as follows:

1.                  Capitalized Terms.  All capitalized terms and phrases used herein shall have the same meanings given to them in the Contract.

2.                  Feasibility Period.  Purchaser hereby acknowledges and agrees that by its execution hereof, the Feasibility Period shall be deemed to have expired and that Purchaser has waived its right to terminate the Contract as provided in Section 3.2 of the Contract.  For purposes of clarification, the waiver and expiration of the Feasibility Period described above shall not be deemed a waiver of the remaining Finance Contingency Period described in Section 4.5.10 of the Contract.

3.                  Credit.  A new Section 5.4.13 is hereby added to the Contract as follows:

5.4.13  Repair Credit.  At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to $400,000.00 for repairs and replacements at the Property.

4.                  Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

5.                  Ratification.  Except as expressly set forth herein, all other terms and conditions of the Contract, as previously amended, shall remain unmodified, the same being ratified, confirmed and republished hereby.

6.                  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[SIGNATURES ON FOLLOWING PAGE]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Seller:

AIMCO COVINGTON POINTE, L.P.,

a Delaware limited partnership

By:       DAVIDSON GP, L.L.C.,

a South Carolina limited liability company,

its general partner

By:       DAVIDSON INCOME REAL ESTATE, L.P.,

a Delaware limited partnership, its member

By:       DAVIDSON DIVERSIFIED PROPERTIES, INC.,

a Tennessee corporation,

its managing general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Title:  Vice President

                                                            Purchaser:

KENNEDY WILSON AUSTIN, INC.,

a Texas corporation

By:  /s/Stephen A. Pyhrr

                                                            Name:  Stephen A. Pyhrr

Title:  Senior Managing Director